EXHIBIT 99.1
Exhibit 99.1 Financial Statements of Pumpco, Inc.
Pumpco, Inc.
Financial Statements
April 30, 2008 and 2007
(Unaudited)

PUMPCO, INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended April 30
	2008	2007
Revenue	$14,328,345	$11,342,893

Costs of revenue, excluding depreciation	12,276,430	7,715,974
Depreciation	2,033,471	1,147,743
General and administrative expenses	1,047,187	664,181

Operating (loss) income	(1,028,743)	1,814,995

Interest expense, net of interest income	145,287	68,612
Other (income) expense, net	(9,295)	2,137

(Loss) income before income taxes	(1,164,735)	1,744,246

Income tax benefit (expense)	393,800	(555,649)

Net (loss) income	$(770,935)	$1,188,597

The accompanying notes are an integral part of these financial statements.

PUMPCO, INC.
BALANCE SHEET
(Unaudited)

April 30,
2008
Assets
Current assets:
Cash and cash equivalents	$100,166
Accounts receivable, unbilled revenue and retainage, net	10,513,583
Inventories	88,256
Prepaid expenses and other current assets	646,927

Total current assets	11,348,932

Property and equipment, net	37,075,626

Total assets	$48,424,558

Liabilities and Shareholder’s Equity
Current liabilities:
Current maturities of long-term debt	$10,717,794
Accounts payable, accrued liabilities and billings in excess of costs	3,654,924

Total current liabilities	$14,372,718

Deferred taxes, net	3,463,656
Long-term debt	8,406,800

Total liabilities	26,243,174

Commitments and contingencies

Shareholder’s equity:
Common stock $1.00 par value; 10,000 shares authorized; 4,666 shares issued; 2,333 shares outstanding	$4,666
Additional paid-in capital	15,334
Retained earnings	23,661,384

23,681,384

Treasury stock, 2,333 shares	(1,500,000)

Total shareholder’s equity	22,181,384

Total liabilities and shareholder’s equity	$48,424,558

The accompanying notes are an integral part of these financial statements.

PUMPCO, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the three months ended April 30,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(770,935)	$1,188,597
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,033,471	1,147,743
Loss on disposal of assets	—	(8,920)
Changes in assets and liabilities:
Accounts receivable, unbilled revenue and retainage, net	(2,574,496)	(3,667,656)
Other assets, current and non-current portion	(475,442)	96,470
Accounts payable and accrued liabilities	72,433	(486,372)
Deferred taxes, net	(97,038)	(146,640)

Net cash used in operating activities	(1,812,007)	(1,876,778)

Cash flows used in investing activities:
Purchase of property and equipment	(3,389,466)	(630,587)
Proceeds form disposal of property and equipment	—	29,239

Net cash used in investing activities	(3,389,466)	(601,348)

Cash flows provided by (used in) financing activities:
Proceeds from revolving credit facility	3,000,000	—
Proceeds from the issuance of long-term debt	3,650,558	1,390,154
Repayments of long-term debt	(1,932,518)	(872,513)

Net cash provided by financing activities	4,718,040	517,641

Net (decrease) in cash and cash equivalents	(483,433)	(1,960,485)

Cash and cash equivalents — beginning of period	583,599	2,617,013

Cash and cash equivalents — end of period	$100,166	$656,528

Cash paid during the period for:
Interest	$151,176	$74,282
Income taxes	$250,000	$750,000

Non-cash items:
Equipment acquired with installment purchase obligations	$1,212,753	$359,113
The accompanying notes are an integral part of these financial statements.

PUMPCO, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
Note 1 — Nature of the Business and Summary of Significant Accounting Policies
     Pumpco, Inc. (“Pumpco” or the “Company”) is involved in the construction, fabrication, upgrading and maintenance of pipelines and the service of oilfield leases. Pumpco is headquartered in Giddings, Texas.
     The following is a summary of the significant accounting policies followed in the preparation of the accompanying financial statements:
     Management estimates. The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. The more significant estimates relate to our revenue recognition. Estimates are based on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, the results of which form the basis for judgments about results and the carrying values of assets and liabilities. Actual results and values may differ from these estimates.
     Comprehensive Income. Comprehensive income is a measure of net gain (loss) and all other changes in equity that result from transactions other than with shareholders. Comprehensive income equals net income for all periods presented.
     Revenue recognition. Contracts vary in length but are generally completed in less than one year. The Company recognizes revenue and related costs as work progresses on contracts using the percentage-of-completion method, which relies on contract revenue and estimates of total expected costs. Management estimates total project costs and profit to be earned on each contract. This method is followed since reasonably dependable estimates of the revenue and costs applicable to various stages of a contract can be made. Under the percentage-of-completion method, revenue is recorded and profit is recognized as work on the contract progresses. The cumulative amount of revenue recorded on a contract at a specified point in time is that percentage of total estimated revenue that incurred costs to date bear to estimated total contract costs. The Company recognizes the full amount of any estimated loss on a contract at the time the estimates indicate such a loss.
     Billings in excess of costs and estimated earnings on uncompleted contracts are classified as current liabilities. Any costs and estimated earnings in excess of billings are classified as current assets. Work in process on contracts is based on work performed but not billed to customers as per individual contract terms.
     Allowance for doubtful accounts. Management reviews customer accounts regularly and establishes an allowance for doubtful accounts when balances become potentially uncollectible. No allowance for doubtful accounts is required as of April 30, 2008.
     Cash and cash equivalents. All short-term investments with maturities of three months or less when purchased are considered to be cash equivalents.
     Inventories. Inventories, consisting of materials and supplies for construction, are valued at the lower of cost or net realizable value.
     Property and equipment. Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets which range from five to thirty-nine years. Leasehold improvements are depreciated over the shorter of the term of the lease or the estimated useful lives of the improvements. Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for betterments and major improvements are capitalized and depreciated over the remaining useful life of the asset. The carrying amounts of assets sold or retired and related accumulated depreciation are eliminated in the year of disposal and the resulting gains and losses are included in other income or expense.
     Valuation of Long-Lived Assets. Management reviews long-lived assets, consisting primarily of property and equipment, for impairment in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or

Disposal of Long-Lived Assets” (“SFAS No. 144”). In analyzing potential impairment, projections of future discounted cash flows from the assets are used. These projections are based on management’s view of growth rates for the related business, anticipated future economic conditions and the appropriate discount rates relative to risk and estimates of residual values. Management believes that its estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value.
     Income taxes. The Company records income taxes using the liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequence of temporary differences between the financial statement and income tax bases of assets and liabilities. Management estimates income taxes in each of the jurisdictions in which the Company operates. This process involves estimating the Company’s tax exposure together with assessing temporary differences resulting from differing treatment of items, such as deferred revenue, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the Company’s balance sheet. The recording of a net deferred tax asset assumes the realization of such asset in the future. Otherwise a valuation allowance must be recorded to reduce this asset to its net realizable value. Management considers future pretax income and ongoing prudent and feasible tax planning strategies in assessing the need for such a valuation allowance. In the event that management determines that the Company may not be able to realize all or part of the net deferred tax asset in the future, a valuation allowance for the deferred tax asset is charged against income in the period such determination is made.
     Fair value of financial instruments. The Company’s debt as well as short-term financial instruments, including cash and cash equivalents, accounts and notes receivable, accounts payable and other liabilities, consist primarily of instruments without extended maturities, the fair value of which, based on management’s estimates, approximated their carrying values.
     New accounting pronouncements In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 (“SFAS 157”), “Fair Value Measurements.” This statement establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. SFAS 157 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” SFAS 157 is effective for the fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157, referred to FSP 157-2. FSP 157-2 delays the effective date of SFAS 157 for one year for all nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. Management is analyzing SFAS No. 157 to determine the impact of adoption.
     On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (“SFAS 159”). This standard permits an entity to measure financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS 159 are elective; however, the amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” applies to all entities that own trading and available-for-sale securities. The fair value option created by SFAS 159 permits an entity to measure eligible items at fair value as of specified election dates. The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. The adoption of SFAS 159 as of February 1, 2008 did not have a material impact on the Company’s financial statements.
     In December 2007, the FASB issued No. 141(R), “Business Combinations” (SFAS 141(R)) and SFAS No. 160 “Accounting and Reporting of Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (SFAS 160). SFAS 141(R) and SFAS 160 significantly change the accounting for and reporting of business combination transactions and noncontrolling (minority) interests. SFAS 141(R) and SFAS 160 are effective for the fiscal years beginning after December 15, 2008. SFAS 141(R) and SFAS 160 are effective prospectively; however, the reporting provisions of SFAS 160 are effective retroactively. SFAS 141(R) is required to be adopted concurrently with SFAS 160 and is effective for business combination transactions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company will apply SFAS 141(R) prospectively to business combinations with an acquisition date on or after February 1, 2009. The Company is currently evaluating SFAS 160 and does not expect it will have material impact on its financial statements.
     In April 2008, the FASB issued FASB Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP 142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS 142) to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141, Business Combinations, other U.S. GAAP. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact of FSP 142-3 on the financial statements.
     In July 2006, the Financial Accounting Standards Board (“FASB”) issued Financial Interpretation No. 48 (“FIN No. 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109.” This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company’s adoption of FIN No. 48 on February 1, 2008 did not have a material impact on its financial statements.
Note 2 — Accounts Receivable
     Accounts receivable, classified as current, consist of the following:

April 30,
2008
Accounts receivable -trade	$8,797,992
Retainage	819,865
Unbilled revenue	888,176
Employee receivables	7,550

Accounts receivable, net	$10,513,583

     Retainage, which has been billed but is not due until completion of performance and acceptance by customers, is expected to be collected within one year.
Note 3 — Other Assets
     Prepaid expenses and other current assets as of April 30, 2008 consisted of the following:

2008
Prepaid income taxes	$546,762
Prepaid insurance	100,165

Total	$646,927

Note 4 — Property and Equipment
     Property and equipment is comprised of the following as of April 30, 2008:

2008
Land	$1,176,013
Buildings and leasehold improvements	141,814
Machinery and equipment	45,467,130
Vehicles	9,300,967

56,085,924
Less accumulated depreciation	(19,010,298)

$37,075,626

     Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be realizable. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the assets carrying amount to determine if an impairment of such asset is necessary. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value.

Note 5 — Accounts Payable and Accrued Liabilities
     Accounts payable and accrued liabilities as of April 30, 2008 consisted of the following:

2008
Accounts payable and accrued liabilities:
Accounts payable — trade	$2,195,673
Accrued payroll and related liabilities	754,296
Accrued federal and state taxes	591,540
Billings in excess of costs	102,316
Accrued losses on contracts	504
Dividends payable	2,333
Other	8,262

Total	$3,654,924

Note 6— Debt
     Debt at April 30, 2008 includes $16.1 million of equipment financing provided by various lenders at interest rates up to 8.00% due in installments through January 2011, is collateralized by the underlying equipment, and guaranteed by the shareholder and his spouse.
     The Company maintains two revolving lines of credit and one master line of credit with Wells Fargo Bank, National Association totaling $8.6 million.
     The two revolving lines of credit and the master line of credit mature on May 31, 2009. The principal balances of the revolving lines of credit were $3.0 million and $0 at April 30, 2008, respectively. The principal balance of the master line was $0 at April 30, 2008. The variable rate lines of credit expose the Company to interest rate risk.
Note 7 — Income Taxes
     During the three months ended April 30, 2008 and 2007, the Company recorded a reduction to deferred tax liabilities due to changes in timing differences related primarily to fixed asset depreciation. The adjustment decreases deferred tax liabilities by $97,038 and $146,640, respectively.
Note 8 — Commitments and Contingencies
     Pumpco is subject to a variety of legal cases, claims and other disputes that arise from time to time in the ordinary course of business. Management is not aware of any pending or threatened proceedings that might have a material impact on cash flows, results of operations or financial condition.
Note 9 — Concentrations of Risk
     For the three months ended April 30, 2008 and 2007, one customer accounted for 58.4% and 45.3% of the Company’s revenues, respectively. At April 30, 2008, this customer accounted for 63.7% of trade accounts receivable.
Note 10 — Related Party Transactions
     The Company leases land and an office building from the shareholder and his spouse resulting in rent expense of $24,900 in the three months ended April 30, 2008 and 2007. The Company is responsible for the real estate taxes, utilities, insurance, and maintenance of the property. The Company also leases an aircraft from a company owned by the shareholder on a per hour basis and paid $66,612 and $75,579 related to this lease in the three months ended April 30, 2008 and 2007, respectively.

Note 11 — Subsequent Events
     On May 30, 2008, the shareholder entered into a Stock Purchase Agreement, dated as of May 1, 2008, with MasTec, Inc. (“MasTec”), a Florida corporation, pursuant to which MasTec purchased all of the issued and outstanding shares of capital stock of Pumpco for the purchase price of $44 million, which was paid in cash on the closing date plus the retirement and assumption of certain liabilities, and earn-out payments over a five-year period based on Pumpco’s future performance as set forth in the purchase agreement. The earn-out payments are payable in cash, MasTec common stock or a combination thereof. MasTec entered into an equipment term loan in the aggregate amount of $22.5 million at 7.05% interest, payable in sixty monthly installments, maturing in 2013. This equipment term loan is secured by most of Pumpco’s existing equipment. In connection with this transaction, certain indebtedness was repaid or refinanced on a long-term basis by MasTec, and Pumpco became a guarantor under MasTec’s Senior Notes and Credit Facility.

Pumpco, Inc.
Financial Statements
January 31, 2008, 2007 and 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholder of
Pumpco, Inc.:
We have audited the accompanying balance sheets of Pumpco, Inc. (the “Company”) as of January 31, 2008 and 2007 and the related statements of operations, shareholder’s equity and cash flows for each of the three years ended January 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Note 12, subsequent to January 31, 2008, the shareholder of Pumpco, Inc. approved the sale of the Company to MasTec, Inc.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pumpco, Inc. as of January 31, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended January 31, 2008, in conformity with accounting principles generally accepted in the United States of America.
/s/ BDO Seidman, LLP
Miami, Florida
July 25, 2008

PUMPCO, INC.
STATEMENTS OF OPERATIONS

	Year Ended January 31,
	2008	2007	2006
Revenue	$70,143,173	$53,176,154	$35,398,311

Costs of revenue, excluding depreciation	44,570,596	37,966,227	26,419,189
Depreciation	5,690,213	3,632,569	2,426,513
General and administrative expenses	5,583,793	4,262,494	2,104,242

Operating income	14,298,571	7,314,864	4,448,367

Interest expense, net of interest income	335,851	421,450	263,153
Other expense (income), net	85,861	(135,292)	(15,038)

Income before income taxes	13,876,859	7,028,706	4,200,252

Income taxes	4,543,286	2,340,534	1,387,010

Net income	$9,333,573	$4,688,172	$2,813,242

The accompanying notes are an integral part of these financial statements.

PUMPCO, INC.
BALANCE SHEETS

	January 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$583,599	$2,617,013
Accounts receivable, unbilled revenue and retainage, net	7,939,087	4,323,348
Inventories	88,256	17,000
Prepaid expenses and other current assets	171,485	212,673

Total current assets	8,782,427	7,170,034

Property and equipment, net	34,506,878	18,531,742
Other assets	—	47,079

Total assets	$43,289,305	$25,748,855

Liabilities and Shareholder’s Equity
Current liabilities:
Current maturities of long-term debt	$6,824,232	$3,378,728
Accounts payable, accrued liabilities and billings in excess of costs	3,582,491	3,752,396

Total current liabilities	10,406,723	7,131,124

Other liabilities	—	8,261
Deferred taxes, net	3,560,694	1,965,181
Long-term debt	6,369,569	3,023,187

Total liabilities	20,336,986	12,127,753

Commitments and contingencies

Shareholder’s equity:
Common stock, $1.00 par value; 10,000 shares authorized; 4,666 shares issued; 2,333 shares outstanding	4,666	4,666
Additional paid-in capital	15,334	15,334
Retained earnings	24,432,319	15,101,102

	24,452,319	15,121,102

Treasury stock, 2,333 shares	(1,500,000)	(1,500,000)

Total shareholder’s equity	22,952,319	13,621,102

Total liabilities and shareholder’s equity	$43,289,305	$25,748,855

The accompanying notes are an integral part of these financial statements.

PUMPCO, INC.
STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

	Common Stock		Additional	Retained	Treasury
	Shares	Amount	Paid in capital	Earnings	Stock	Total
Balance January 31, 2005	2,333	$4,666	$15,334	$7,604,354	$(1,500,000)	$6,124,354

Net income	—	—	—	2,813,242	—	2,813,242
Dividends	—	—	—	(2,333)	—	(2,333)

Balance January 31, 2006	2,333	4,666	15,334	10,415,263	(1,500,000)	8,935,263

Net income	—	—	—	4,688,172	—	4,688,172
Dividends	—	—	—	(2,333)	—	(2,333)

Balance January 31, 2007	2,333	4,666	15,334	15,101,102	(1,500,000)	13,621,102

Net income	—	—	—	9,333,573	—	9,333,573
Dividends	—	—	—	(2,356)	—	(2,356)

Balance January 31, 2008	2,333	$4,666	$15,334	$24,432,319	$(1,500,000)	$22,952,319

The accompanying notes are an integral part of these financial statements.

PUMPCO, INC.
STATEMENTS OF CASH FLOWS

	Year Ended January 31,
	2008	2007	2006
Cash flows from operating activities:
Net income	$9,333,573	$4,688,172	$2,813,242
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5,690,213	3,632,569	2,426,513
Loss on disposal of assets	119,212	(106,775)	27,277
Changes in assets and liabilities:
Accounts receivable, unbilled revenue and retainage, net	(3,626,349)	1,734,735	(2,181,508)
Inventories	(71,256)	(4,257)	—
Other assets, current and non-current portion	87,617	(6,735)	73,028
Accounts payable and accrued liabilities	(171,190)	1,076,811	1,434,541
Deferred income taxes	1,595,513	(440,379)	1,250,513

Net cash provided by operating activities	12,957,333	10,574,141	5,843,606

Cash flows provided by (used in) investing activities:
Proceeds from disposal of property and equipment	448,994	176,919	7,444
Purchase of property and equipment	(11,246,168)	(6,287,918)	(5,792,297)
Decrease in deposits	650	1,500	—
Decrease in notes receivable	10,610	3,599	108,155
Decrease in notes receivable — shareholder	—	154,267	—

Net cash used in investing activities	(10,785,914)	(5,951,633)	(5,676,698)

Cash flows provided by (used in) financing activities:
Proceeds from the issuance of long-term debt	452,912	959,482	5,322,415
Repayments of long-term debt	(4,648,413)	(4,839,586)	(1,723,264)
Proceeds from revolving credit facility	—	—	3,860,000
Repayments of revolving credit facility	—	—	(6,035,000)
Dividends paid	(9,332)	—	—

Net cash (used in) provided by financing activities	(4,204,833)	(3,880,104)	1,424,151

Net (decrease) increase in cash and cash equivalents	(2,033,414)	742,404	1,591,059
Cash and cash equivalents — beginning of period	2,617,013	1,874,609	283,550

Cash and cash equivalents — end of period	$583,599	$2,617,013	$1,874,609

Cash paid during the period for:
Interest	$400,091	$437,920	$269,650
Income taxes	$2,370,000	$2,450,000	$12,000
Non-cash items:
Equipment acquired with installment purchase obligations	$10,987,387	$3,091,708	$1,836,193
The accompanying notes are an integral part of these financial statements.

PUMPCO, INC.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Nature of the Business and Summary of Significant Accounting Policies
     Pumpco, Inc. (“Pumpco” or the “Company”) is involved in the construction, fabrication, upgrading and maintenance of pipelines and the service of oilfield leases. Pumpco is headquartered in Giddings, Texas.
     The following is a summary of the significant accounting policies followed in the preparation of the accompanying financial statements:
     Management estimates. The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. The more significant estimates relate to revenue recognition. Estimates are based on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, the results of which form the basis for judgments about results and the carrying values of assets and liabilities. Actual results and values may differ from these estimates.
     Comprehensive Income. Comprehensive income is a measure of net gain (loss) and all other changes in equity that result from transactions other than with shareholders. Comprehensive income equals net income for all periods presented.
     Revenue recognition. Contracts vary in length but are generally completed in less than one year. The Company recognizes revenue and related costs as work progresses on contracts using the percentage-of-completion method, which relies on contract revenue and estimates of total expected costs. Management estimates total project costs and profit to be earned on each contract. This method is followed since reasonably dependable estimates of the revenue and costs applicable to various stages of a contract can be made. Under the percentage-of-completion method, revenue is recorded and profit is recognized as work on the contract progresses. The cumulative amount of revenue recorded on a contract at a specified point in time is that percentage of total estimated revenue that incurred costs to date bear to estimated total contract costs. The Company recognizes the full amount of any estimated loss on a contract at the time the estimates indicate such a loss.
     Billings in excess of costs and estimated earnings on uncompleted contracts are classified as current liabilities. Any costs and estimated earnings in excess of billings are classified as current assets. Work in process on contracts is based on work performed but not billed to customers as per individual contract terms.
     Allowance for doubtful accounts. Management reviews customer accounts regularly and establishes an allowance for doubtful accounts when balances become potentially uncollectible. No allowance for doubtful accounts is required as of January 31, 2008 and 2007.
     Cash and cash equivalents. All short-term investments with maturities of three months or less when purchased are considered to be cash equivalents.
     Inventories. Inventories, consisting of materials and supplies for construction, are valued at the lower of cost or net realizable value.
     Property and equipment. Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets which range from five to thirty-nine years. Leasehold improvements are depreciated over the shorter of the term of the lease or the estimated useful lives of the improvements. Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for betterments and major improvements are capitalized and depreciated over the remaining useful life of the asset. The carrying amounts of assets sold or retired and related accumulated depreciation are eliminated in the year of disposal and the resulting gains and losses are included in other income or expense.
     Valuation of Long-Lived Assets. Management reviews long-lived assets, consisting primarily of property and equipment, for impairment in accordance with Statement of Financial Accounting Standards No. 144, “ Accounting for the Impairment or Disposal of Long-Lived Assets ” (“SFAS No. 144”). In analyzing potential impairment, projections of future discounted cash flows from the assets are used. These projections are based on management’s view of growth rates for the related business, anticipated future economic conditions and the appropriate discount rates relative to risk and estimates of residual values. Management believes that its estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value.
     Income taxes. The Company records income taxes using the liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequence of temporary differences between the financial statement and income tax bases of our assets and liabilities. Management estimates income taxes in each of the jurisdictions in which the Company operates. This process involves estimating the Company’s tax exposure together with assessing temporary differences resulting from differing treatment of items, such as deferred revenue, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the Company’s balance sheet. The recording of a net deferred tax asset assumes the realization of such asset in the future. Otherwise a valuation allowance must be recorded to reduce this asset to its net realizable value. Management considers future pretax income and ongoing prudent and feasible tax planning strategies in assessing the need for such a valuation allowance. In the event that management determines that the Company may not be able to realize all or part of the net deferred tax asset in the future, a valuation allowance for the deferred tax asset is charged against income in the period such determination is made.
     Fair value of financial instruments. The Company’s debt as well as short-term financial instruments, including cash and cash equivalents, accounts and notes receivable, accounts payable and other liabilities, consist primarily of instruments without extended maturities, the fair value of which, based on management’s estimates, approximated their carrying values.
     New accounting pronouncements In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 (“SFAS 157”), “Fair Value Measurements .” This statement establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. SFAS 157 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” SFAS 157 is effective for the fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157, referred to FSP 157-2. FSP 157-2 delays the effective date of SFAS 157 for one year for all nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. Management is analyzing SFAS No. 157 to determine the impact of adoption.
     On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (“SFAS 159”). This standard permits an entity to measure financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS 159 are elective; however, the amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” applies to all entities that own trading and available-for-sale securities. The fair value option created by SFAS 159 permits an entity to measure eligible items at fair value as of specified election dates. The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. The adoption of SFAS 159 as of February 1, 2008 did not have a material impact on the Company’s financial statements.
     In December 2007, the FASB issued No. 141(R), “Business Combinations” (SFAS 141(R)) and SFAS No. 160 “Accounting and Reporting of Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (SFAS 160). SFAS 141(R) and SFAS 160 significantly change the accounting for and reporting of business combination transactions and noncontrolling (minority) interests. SFAS 141(R) and SFAS 160 are effective for the fiscal years beginning after December 15, 2008. SFAS 141(R) and SFAS 160 are effective prospectively; however, the reporting provisions of SFAS 160 are effective retroactively. SFAS 141(R) is required to be adopted concurrently with SFAS 160 and is effective for business combination transactions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company will apply SFAS 141(R) prospectively to business combinations with an acquisition date on or after February 1, 2009. The Company is currently evaluating SFAS 160 and does not expect it will have material impact on its financial statements.
     In April 2008, the FASB issued FASB Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP 142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS 142) to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141, Business Combinations, other U.S. GAAP. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact of FSP 142-3 on the financial statements.
     In July 2006, the Financial Accounting Standards Board (“FASB”) issued Financial Interpretation No. 48 (“FIN No. 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109.” This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is evaluating the effect this Interpretation will have on its financial statements.
Note 2 — Accounts Receivable
     Accounts receivable, classified as current, consist of the following at January 31, 2008 and 2007:

	2008	2007
Accounts receivable — trade	$5,786,623	$1,991,777
Retainage	713,248	24,369
Unbilled revenue	1,403,398	2,307,202
Employee receivables	35,818	—

Accounts receivable, net	$7,939,087	$4,323,348

     Retainage, which has been billed but is not due until completion of performance and acceptance by customers, is expected to be collected within one year.

Note 3 — Other Assets and Liabilities
     Prepaid expenses as of January 31, 2008 and 2007 consisted of prepaid insurance. Other non-current assets as of January 31, 2007 consisted of notes receivable from Pumpco employees. Other liabilities as of January 31, 2007 consisted of deferred gain on sale of property.
Note 4 — Property and Equipment
     Property and equipment is comprised of the following as of January 31, 2008 and 2007:

	2008	2007
Land	$1,176,013	$748,645
Buildings and leasehold improvements	141,814	141,814
Machinery and equipment	41,796,028	25,195,172
Vehicles	8,943,344	7,337,230

	52,057,199	33,422,861
Less accumulated depreciation	(17,550,321)	(14,891,119)

	$34,506,878	$18,531,742

     Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be realizable. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the assets carrying amount to determine if an impairment of such asset is necessary. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value.
Note 5 — Leases
     The Company leases land and an office building in Lee County, Texas from the shareholder and his spouse through various leases expiring between October 2010 and October 2024 resulting in lease expense of $179,600, $99,600 and $100,300 for the years ended January 31, 2008, 2007 and 2006, respectively. Monthly payments on these leases range from $300 to $4,000 per month totaling scheduled lease payments of $9,800 per month during the year ending January 31, 2009 and thereafter.
     The Company leases vehicles and equipment from various unrelated parties on a month-to-month basis.
Note 6 — Accounts Payable and Accrued Liabilities
     Accounts payable and accrued liabilities as of January 31, 2008 and 2007 consisted of the following:

	2008	2007
Accounts payable and accrued liabilities:
Trade accounts payable	$2,122,182	$1,450,628
Accrued payroll and related liabilities	602,819	625,988
Accrued federal and state taxes	593,845	587,488
Billings in excess of costs	126,729	897,037
Accrued losses on contracts	126,322	181,599
Dividends payable	2,333	9,332
Other	8,261	324

Total	$3,582,491	$3,752,396

Note 7 — Debt
     Debt is comprised of equipment financing provided by various lenders at interest rates up to 8.00% due in installments through January 2011, which is secured by the underlying equipment and collateralized by the personal guarantee of the shareholder and his spouse. Contractual maturities of long-term debt obligations are as follows:

Year ending January 31,
2009	$6,824,232
2010	4,724,693
2011	1,644,876

Total	$13,193,801

Revolving Credit Facilities
     The Company maintains two revolving lines of credit and one master line of credit with Wells Fargo Bank, National Association totaling $8.6 million as follows:
     A $3.0 million revolving line of credit was renewed on December 18, 2007 at a variable interest rate equal to the prime rate as established by the lender less 0.750 percentage points with interest payments due on a monthly basis. The line is cross-defaulted to a second $3.1 million line and is collateralized by the personal guarantee of the shareholder and his spouse.
     A $3.1 million revolving line of credit was renewed on December 18, 2007 at a variable interest rate equal to the prime rate as established by the lender less 0.750 percentage points with interest payments due on a monthly basis. Advances are limited to 80% of eligible accounts receivable as defined in the loan agreement. Each of these lines of credit requires the Company maintains a debt coverage ratio, as defined of 1.25 to 1.00 and a ratio of total liabilities to tangible net worth not greater than 1.5 to 1.0 as of the end of each year. The line is cross-defaulted to the previous $3.0 million line and is collateralized by accounts receivable, accounts deposited with the lender, and the personal guarantee of the shareholder and his spouse.
     A $2.5 million master line of credit was established on December 18, 2007. Each advance of loan proceeds must be pre-approved by the lender and is restricted to fixed asset purchases. Repayment is to be made over equal monthly installments with interest rates to be determined at the time of each advance. The master line of credit is collateralized by the personal guarantee of the shareholder and his spouse.
     The two revolving lines of credit and the master line of credit mature on May 31, 2009. A change of ownership of 25% or greater constitutes a default under each of the Company’s lines of credit resulting in any outstanding balances becoming due and payable. The principal balances of both revolving lines of credit and the master line were $0 at January 31, 2008 and 2007. The variable rate lines of credit expose the Company to interest rate risk.
Note 8 — Income Taxes
     The Company’s deferred income tax liability relates primarily to the method of depreciation used for fixed assets and the timing of income recognition as a result of the percentage-of-completion method of revenue recognition.
     The expense (benefit) for income taxes from continuing operations consists of the following for the years ended January 31:

	2008	2007	2006
Current:
Federal	$2,811,008	$2,780,913	$139,878
State and local	136,765	—	—

	2,947,773	2,780,913	139,878
Deferred:
Federal	1,595,513	(440,379)	1,247,132

Expense for income taxes	$4,543,286	$2,340,534	$1,387,010

     The net deferred tax liability of $3.6 million and $2.0 million as of January 31, 2008 and 2007, respectively is primarily related to property and equipment.

     A reconciliation of U.S. statutory federal income tax rate related to pretax income (loss) from continuing operations to the effective tax rate for the years ended January 31 is as follows:

	2008	2007	2006
U.S. statutory federal rate applied to pretax income from continuing operations	34%	34%	34%
State and local income taxes	1	—	—
Non-deductible expenses	(2)	(1)	(1)

Expense for income taxes	33%	33%	33%

Note 9 — Commitments and Contingencies
     The Company is subject to a variety of legal cases, claims and other disputes that arise from time to time in the ordinary course of business. Management is not aware of any pending or threatened proceedings that might have a material impact on cash flows, results of operations or financial condition.
Note 10 — Concentrations of Risk
     For the years ended January 31, 2008, 2007 and 2006, five customers accounted for 94.8%, 80.3% and 86.9% of revenues, respectively. At January 31, 2008 and 2007, two of these customers accounted for 84.9% and 66.9% of trade accounts receivable, respectively.
Note 11 — Related Party Transactions
     The Company leases land and an office building from the shareholder and his spouse The Company is responsible for the real estate taxes, utilities, insurance, and maintenance of the property. See Note 5, Leases. The Company also leases an aircraft from a company owned by the shareholder on a per hour basis and paid $345,982, $323,169 and $210,118 related to this lease in the years ended January 31, 2008, 2007 and 2006, respectively.
Note 12 — Subsequent Events
     On May 30, 2008, the shareholder entered into a Stock Purchase Agreement, dated as of May 1, 2008, with MasTec, Inc. (“MasTec”), a Florida corporation, pursuant to which MasTec purchased all of the issued and outstanding shares of capital stock of Pumpco for the purchase price of $44 million, which was paid in cash on the closing date plus the retirement and assumption of certain liabilities, and earn-out payments over a five-year period based on Pumpco’s future performance as set forth in the purchase agreement. The earn-out payments are payable in cash, MasTec common stock or a combination thereof. MasTec entered into an equipment term loan in the aggregate amount of $22.5 million at 7.05% interest, payable in sixty monthly installments, maturing in 2013. This equipment term loan is secured by most of Pumpco’s existing equipment. In connection with this transaction, certain indebtedness was repaid or refinanced on a long-term basis by MasTec, and Pumpco became a guarantor under MasTec’s Senior Notes and Credit Facility.